Exhibit 10.4

Equinix, Inc.
2004 Employee Stock Purchase Plan
(As Adopted Effective June 3, 2004)
(As Amended Effective January 27, 2010)
(As Amended Effective January 21, 2013)
(As Amended Effective June 4, 2014)
(As Amended Effective January 19, 2023)

SECTION 9. RIGHTS NOT TRANSFERABLE	8
SECTION 10. NO RIGHTS AS AN EMPLOYEE	8
SECTION 11. NO RIGHTS AS A STOCKHOLDER	8
SECTION 12. SECURITIES LAW REQUIREMENTS	8
SECTION 13. STOCK OFFERED UNDER THE PLAN	8
(a) Authorized Shares	8
(b) Anti-Dilution Adjustments	8
(c) Reorganizations	9
SECTION 14. AMENDMENT OR DISCONTINUANCE	9
SECTION 15. DEFINITIONS	9
(a) Accumulation Period	9
(b) Board	9
(c) Code	9
(d) Committee	9
(e) Company	9
(f) Compensation	9
(g) Corporate Reorganization	9
(h) Eligible Employee	9
(i) Exchange Act	10
(j) Fair Market Value	10
(l) Offering Period	10
(m) Participant	10
(n) Participating Company	10
(o) Plan	10
(p) Plan Account	10
(q) Purchase Price	10
(r) Stock	10
(s) Subsidiary	10

Equinix, Inc. 2004 Employee Stock Purchase Plan
SECTION 1. PURPOSE OF THE PLAN.
The Board adopted the Plan to be effective as of June 3, 2004. The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions.
SECTION 2. ADMINISTRATION OF THE PLAN.
(a) Committee Composition. The Committee shall administer the Plan. The Committee shall consist exclusively of one or more directors of the Company, who shall be appointed by the Board.
(b) Committee Responsibilities. The Committee shall interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Committee may adopt such rules, guidelines, sub-plans and forms as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.
SECTION 3. ENROLLMENT AND PARTICIPATION.
(a) Offering Periods.
(i) Base Offering Periods. While the Plan is in effect, two overlapping Offering Periods shall commence in each calendar year (the “Base Periods”). Such Offering Periods shall consist of the 24-month periods commencing on each February 15 and August 15 or such other periods or dates selected from time to time by the Committee. The other terms and conditions of each Base Offering Period shall be those set forth in this Plan document to the extent such terms are consistent with the requirements for qualification under Section 423 of the Code. The Base Offering Periods are intended to qualify under Section 423 of the Code.
(ii) Additional Offering Periods. At the discretion of the Committee, additional Offering Periods may be conducted under the Plan. Such Offering Periods may, but need not, be intended to qualify under Section 423 of the Code. The Committee shall determine the commencement and duration of each Offering Period, and Offering Periods may be consecutive or overlapping. The other terms and conditions of each Offering Period shall be those set forth in this Plan document, with such changes or additional features as the Committee determines necessary to comply with local law.
(iii) Separate Offerings. Each Offering Period conducted under the Plan is intended to constitute a separate “offering” for purposes of Section 423 of the Code.
(iv) Equal Rights and Privileges. To the extent an Offering Period is intended to qualify under Section 423 of the Code, all participants in such Offering Period shall have the same rights and privileges with respect to their participation in such Offering Period in accordance with Section 423 of the Code and the regulations thereunder except for differences that may be mandated by local law and are consistent with the requirements of Section 423(b)(5) of the Code.
(b) Accumulation Periods. While the Plan is in effect, two Accumulation Periods shall commence in each calendar year. The Accumulation Periods shall consist of the six-month periods commencing on each February 15 and August 15 or such other periods or dates selected from time to time by the Committee. If additional Offering Periods are conducted, the Committee shall determine the Accumulation Periods applicable to such Offering Periods.
(c) Enrollment. Any individual who, on the seventh calendar day preceding the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by executing the enrollment form prescribed for this purpose by the Committee. The Committee may require the completion of a period of eligibility service for all Eligible Employees prior to the start of any Offering Period. The enrollment form shall be filed with the Company at the prescribed location not later than 10 business days prior to the commencement of such Offering Period, except that the Company may announce a deadline that is less than 10 business days prior to the commencement of an Offering Period.
(d) Duration of Participation. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee, withdraws from the Plan under Section 5(a) or reaches the end of the Accumulation Period in which his or her employee contributions were discontinued under Section 4(d) or 8(b). A Participant who discontinued employee contributions under Section 4(d) or withdrew from the Plan under Section 5(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (c) above. A Participant whose employee contributions were discontinued automatically under Section 8(b) shall automatically resume participation at the beginning of the earliest Accumulation Period ending in the next calendar year, if he or she then is an Eligible Employee.
(e) Applicable Offering Period. For purposes of calculating the Purchase Price under Section 7(b), the applicable Offering Period shall be determined as follows:
(i) Once a Participant is enrolled in the Plan for an Offering Period, such Offering Period shall continue to apply to him or her until the earliest of (A) the end of such Offering Period, (B) the end of his or her participation under Subsection (d) above or (C) re-enrollment for a subsequent Offering Period under Paragraph (ii) or (iii) below.
(ii) In the event that the Fair Market Value of Stock on the last trading day before the commencement of the Offering Period for which the Participant is enrolled is higher than on the last trading day before the commencement of any subsequent Offering Period, the Participant shall automatically be re-enrolled for such subsequent Offering Period.
(iii) Any other provision of the Plan notwithstanding, the Company (at its sole discretion) may determine prior to the commencement of any new Offering Period that all Participants shall be re-enrolled for such new Offering Period.
(iv) When a Participant reaches the end of an Offering Period but his or her participation is to continue, then such Participant shall automatically be re-enrolled for the Offering Period that commences immediately after the end of the prior Offering Period.
SECTION 4. EMPLOYEE CONTRIBUTIONS.
(a) Frequency of Payroll Deductions. A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to Subsection (b) below, shall occur on each payday during participation in the Plan.
(b) Amount of Payroll Deductions. An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 15%.
(c) Changing Withholding Rate. If a Participant wishes to change the rate of payroll withholding, he or she may do so by filing a new enrollment form with the Company at the prescribed location at any time. The new withholding rate shall be effective as soon as reasonably practicable after the Company has received such form. The new withholding rate shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 15%.
(d) Discontinuing Payroll Deductions. If a Participant wishes to discontinue employee contributions entirely, he or she may do so by filing a new enrollment form with the Company at the prescribed location at any time. Payroll withholding shall cease as soon as reasonably practicable after the Company has received such form. (In addition, employee contributions may be discontinued automatically pursuant to Section 8(b).) A Participant who has discontinued employee contributions may resume such contributions by filing a new enrollment form with the Company at the prescribed location. Payroll withholding shall resume as soon as reasonably practicable after the Company has received such form.

(e) Limit on Number of Elections. No Participant shall make more than two elections under Subsection (c) or (d) above during any Accumulation Period or such lesser or greater number of elections as may be permitted by the Committee.
SECTION 5. WITHDRAWAL FROM THE PLAN.
(a) Withdrawal. A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company at the prescribed location at any time before the last day of an Accumulation Period. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant’s Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.
(b) Re-Enrollment After Withdrawal. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 3(c). Re-enrollment may be effective only at the commencement of an Offering Period.
SECTION 6. CHANGE IN EMPLOYMENT STATUS.
(a) Termination of Employment. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 5(a). (A transfer from one Participating Company to another shall not be treated as a termination of employment provided that both Participating Companies are then participating in the same Offering Period.)
(b) Leave of Absence. For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. Employment, however, shall be deemed to terminate 90 days after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.
(c) Death. In the event of the Participant’s death, the amount credited to his or her Plan Account shall be paid to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant’s estate. Such form shall be valid only if it was filed with the Company at the prescribed location before the Participant’s death.
SECTION 7. PLAN ACCOUNTS AND PURCHASE OF SHARES.
(a) Plan Accounts. The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant’s Compensation under the Plan, such amount shall be credited to the Participant’s Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company’s general assets and applied to general corporate purposes. No interest shall be credited to Plan Accounts.
(b) Purchase Price. The Purchase Price for each share of Stock purchased at the close of an Accumulation Period shall be that price determined by the Committee and announced prior to the first business day of an Offering Period and shall not be less than the lower of:
(i) 85% of the Fair Market Value of such share on the last trading day in such Accumulation Period; or
(ii) 85% of the Fair Market Value of such share on the last trading day before the commencement of the applicable Offering Period (as determined under Section 3(e)).
(c) Number of Shares Purchased. As of the last day of each Accumulation Period, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 5(a). The amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant’s Plan Account. The foregoing notwithstanding, no Participant shall purchase more than 2,500 shares of Stock (or such lesser number announced by the Committee prior to the start of an Offering Period) with respect to any Accumulation Period nor more than the amounts of Stock set forth in Sections 8(b) and 13(a). The Committee may determine with respect to all Participants that any fractional share, as calculated under this Subsection (c), shall be (i) rounded down to the next lower whole share or (ii) credited as a fractional share.
(d) Available Shares Insufficient. In the event that the aggregate number of shares that all Participants elect to purchase during an Accumulation Period exceeds the maximum number of shares remaining available for issuance under Section 13(a), then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction. The numerator of such fraction is the number of shares that such Participant has elected to purchase, and the denominator of such fraction is the number of shares that all Participants have elected to purchase.
(e) Issuance of Stock. Certificates representing the shares of Stock purchased by a Participant under the Plan shall be issued to him or her as soon as reasonably practicable after the close of the applicable Accumulation Period, except that the Committee may determine that such shares shall be held for each Participant’s benefit by a broker designated by the Committee (unless the Participant has elected that certificates be issued to him or her).
(f) Tax Withholding. To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any shares of Stock under the Plan until such obligations are satisfied.
(g) Unused Cash Balances. An amount remaining in the Participant’s Plan Account that represents the Purchase Price for any fractional share shall be carried over in the Participant’s Plan Account to the next Accumulation Period. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection (c) above, Section 8(b) or Section 13(a) shall be refunded to the Participant in cash, without interest.
(h) Stockholder Approval. Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company’s stockholders have approved the adoption of the Plan.
SECTION 8. LIMITATIONS ON STOCK OWNERSHIP.
(a) Five Percent Limit. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company. For purposes of this Subsection (a), the following rules shall apply:
(i) Ownership of stock shall be determined after applying the attribution rules of section 424(d) of the Code;
(ii) Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and
(iii) Each Participant shall be deemed to have the right to purchase 2,500 shares of Stock under this Plan with respect to each Accumulation Period.
(b) Dollar Limit. Any other provision of the Plan notwithstanding, no Participant shall purchase Stock with a Fair Market Value in excess of the following limit:
(i) In the case of Stock purchased during an Offering Period that commenced in the current calendar year, the limit shall be equal to (A) $25,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased in the current calendar year (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company).
(ii) In the case of Stock purchased during an Offering Period that commenced in the immediately preceding calendar year, the limit shall be equal to (A) $50,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company) in the current calendar year and in the immediately preceding calendar year.
(iii) In the case of Stock purchased during an Offering Period that commenced in the second preceding calendar year, the limit shall be equal to (A) $75,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company) in the current calendar year and in the two preceding calendar years.
For purposes of this Subsection (b), the Fair Market Value of Stock shall be determined in each case as of the beginning of the Offering Period in which such Stock is purchased. Employee stock purchase plans not described in section 423 of the Code shall be disregarded. If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Accumulation Period ending in the next calendar year (if he or she then is an Eligible Employee).
SECTION 9. RIGHTS NOT TRANSFERABLE.
The rights of any Participant under the Plan, or any Participant’s interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 5(a).
SECTION 10. NO RIGHTS AS AN EMPLOYEE.
Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.
SECTION 11. NO RIGHTS AS A STOCKHOLDER.
A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the last day of the applicable Accumulation Period.
SECTION 12. SECURITIES LAW REQUIREMENTS.
Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.
SECTION 13. STOCK OFFERED UNDER THE PLAN.
(a) Authorized Shares. The number of shares of Stock available in the aggregate for purchase under the Plan and the International Plan from and after June 4, 2014 shall be the number of shares previously approved by stockholders and available as of such date, which is 3,821,533 shares (subject to adjustment pursuant to this Section 13).
(b) Anti-Dilution Adjustments. The aggregate number of shares of Stock offered under the Plan, the 2,500‑share limitation described in Section 7(c), the share limitation described in Section 13(a) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the distribution of the shares of a Subsidiary to the Company’s stockholders or a similar event.
(c) Reorganizations. Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization, the Offering Period and Accumulation Period then in progress shall terminate and shares shall be purchased pursuant to Section 7, unless the Plan is continued or assumed by the surviving corporation or its parent corporation. The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.
SECTION 14. AMENDMENT OR DISCONTINUANCE.
The Board shall have the right to amend, suspend or terminate the Plan at any time and without notice. The Company’s Chief Executive Officer may also amend the Plan to the extent allowable under applicable law to effect non-material amendments. Except as provided in Section 13, any increase in the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the stockholders of the Company. In addition, any other amendment of the Plan shall be subject to approval by a vote of the stockholders of the Company to the extent required by an applicable law or regulation. The Plan shall terminate automatically June 4, 2024, unless (a) the Plan is extended by the Board and (b) the extension is approved within 12 months by a vote of the stockholders of the Company.
SECTION 15. DEFINITIONS.
(a) “Accumulation Period” means a period during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 3(b).
(b) “Board” means the Board of Directors of the Company, as constituted from time to time.
(c) “Code” means the Internal Revenue Code of 1986, as amended.
(d) “Committee” means a committee of the Board, as described in Section 2.
(e) “Company” means Equinix, Inc., a Delaware corporation.
(f) “Compensation” means (i) the total compensation paid in cash to a Participant by a Participating Company, including salaries, wages, bonuses, incentive compensation, commissions, overtime pay and shift premiums, plus (ii) any pre-tax contributions made by the Participant under section 401(k) or 125 of the Code. “Compensation” shall exclude all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items. The Committee shall determine whether a particular item is included in Compensation.
(g) “Corporate Reorganization” means:
(i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization; or
(ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.
(h) “Eligible Employee” means any employee of a Participating Company whose customary employment is for more than five months per calendar year and for more than 20 hours per week. The foregoing notwithstanding, the Committee may determine prior to the commencement of an Offering Period that the foregoing exclusion on part-time employees shall not apply or to exclude employees whose customary employment is for fewer hours per week or fewer months in a calendar year; provided that such terms are applied in an identical manner to all employees of every Participating Company in such Offering Period. The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country which has jurisdiction over him or her or if he or she is subject to a collective bargaining agreement that does not provide for participation in the Plan. The foregoing notwithstanding, the Committee may, prior to the commencement of an Offering Period which is not intended to qualify under Section 423 of the Code, provide for additional restrictions on eligibility.
(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(j) “Fair Market Value” means the market price of Stock, determined by the Committee as follows:
(i) If the Stock was traded on The Nasdaq National Market or The Nasdaq SmallCap Market on the date in question, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by such Market;
(ii) If the Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; or
(iii) If none of the foregoing provisions is applicable, then the Committee shall determine the Fair Market Value in good faith on such basis as it deems appropriate.
Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported directly to the Company by Nasdaq or a stock exchange. Such determination shall be conclusive and binding on all persons.
(k) “International Plan” shall mean a sub-plan of the Plan for non-U.S. employees. Offerings under the International Plan are intended to constitute separate offerings from those conducted under the Plan.
(l) “Offering Period” means a period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 3(a), provided that an Offering Period shall in no event be longer than 27 months.
(m) “Participant” means an Eligible Employee who elects to participate in the Plan, as provided in Section 3(c).
(n) “Participating Company” means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as a Participating Company.
(o) “Plan” means this Equinix, Inc. 2004 Employee Stock Purchase Plan, as it may be amended from time to time.
(p) “Plan Account” means the account established for each Participant pursuant to Section 7(a).
(q) “Purchase Price” means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 7(b).
(r) “Stock” means the Common Stock of the Company.
(s) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.